 Exhibit 99.2

AutoWeb, Inc. (2019 Q3 Results)
November 7, 2019

Corporate Speakers:
Jared R. Rowe AutoWeb, Inc. - CEO, President & Director
Joseph Patrick Hannan AutoWeb, Inc. - EVP & CFO

Participants:
Bruce Goldfarb
Edward Moon Woo Ascendiant Capital Markets LLC, Research Division - Director of Research and Senior Research Analyst of Internet & Digital Media
Gary Frank Prestopino Barrington Research Associates, Inc., Research Division - MD
James Philip Geygan Global Value Investment Corp - VP Advisory
Lee T. Krowl B. Riley FBR, Inc., Research Division - Associate Analyst
Sean Mansouri Gateway Group, Inc. - Director

Presentation

Operator

           Good afternoon, and thank you for participating in today's conference call to discuss AutoWeb's financial results for the third quarter ended September 30, 2019.

Joining us today are AutoWeb's CEO, Jared Rowe; the company's CFO, J.P. Hannan; and the company's outside Investor Relations Adviser, Sean Mansouri, with Gateway Investor Relations. Following their remarks, we'll open the call for your questions.

I would now like to turn the call over to Mr. Mansouri for some introductory comments.

─────────────────────────────────────────────────────────────────────────────────────

Sean Mansouri Gateway Group, Inc. - Director

           Thank you. Before I introduce Jared, I'll remind you that during today's call, including the question-and-answer session, statements that are not historical facts, including any projections, statements regarding future events or future financial performance or statements of intent or belief are forward-looking statements and are covered by the safe harbor disclaimers contained in today's press release and the company's public filings with the SEC. Actual outcomes and results may differ materially from what is expressed in or implied by these forward-looking statements. Specifically, please refer to the company's Form 10-Q for the third quarter ended September 30, 2019, which was filed prior to this call as well as other filings made by AutoWeb with the SEC from time to time. These filings identify factors that could cause results to differ materially from those forward-looking statements.

Please also note that during this call, management will be disclosing adjusted EBITDA. This is a non-GAAP financial measure as defined by SEC Regulation G. A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure is included in today's press release, which is posted on the company's website.

And with that, I'll turn the call over to Jared.

─────────────────────────────────────────────────────────────────────────────────────

Jared R. Rowe AutoWeb, Inc. - CEO, President & Director

           Thank you, Sean, and good afternoon, everyone. So we continue to make good progress this quarter in returning AutoWeb to consistent growth and profitability. As a result of the various initiatives we deployed over the course of the year, we've become much more efficient with both the traffic that we are generating as well as the productivity with clients. This is all reflected across several key financial and operating metrics.

On the financials, this is our fourth consecutive quarter of gross margin expansion and our strongest quarter of gross margin since Q1 of 2018. As I've stated in the past, you can best interpret our financial performance and progress through the key operating metrics we provide in our quarterly results. What you'll find is that we are doing more with what we have. For example, lead traffic was down 4% sequentially, but lead volume was up 5%. Click traffic was down a couple of points as well, but click volume was up 11% compared to Q2. This all reflects better conversion of traffic to leads and clicks.

The same applies to our sales and client base. Although we still have work to do to increase our dealer count, we are increasing productivity with the clients that we have. Dealer count was down 4% compared to last quarter, but lead capacity had a increase to approximately 143,000 targets. We're beginning to build deeper relationships and increase market budgets with our clients, which tells us that our strategy to provide more value appears to be working. We've worked diligently to improve the quality of our products, and we are executing on cross-sell, upsell opportunities.

However, we need to do a better job of increasing the total network of retail dealer that we work with, and this will be accomplished by better-promoting the value that we can provide dealers as a strategic partner, not just as a vendor that sells them products and services. I stressed this point on previous calls, and we continue to work to evolve our go-to-market approach to better-align with this philosophy.

I'll have more to discuss on that later in the call. But before commenting further, I'd like to turn it over to J.P. to walk through the highlights of our Q3 results. J.P.?

─────────────────────────────────────────────────────────────────────────────────────

Joseph Patrick Hannan AutoWeb, Inc. - EVP & CFO

           Thanks, Jared, and good afternoon, everybody. We've met with a good number of shareholders and prospective investors during our third quarter. And based on some of that feedback we received, we're going to refine our approach to these calls that we focus on providing commentary around the key themes for the quarter as opposed to reviewing every line item that can be found in our press release and filings. So with that said, third quarter revenue came in at $28.6 million, which is up 5% from last quarter and down 10% year-over-year. The increase from last quarter is largely driven by improved conversion and delivery rate. As we have mentioned in prior quarters, dealer count and lead capacity did not necessarily have to increase for us to drive revenue growth as long as we can do a better job at delivering the full number of leads requested by our dealer network.

Overall, we're doing a much better job of that today, which supports Jared's earlier comments about building deeper relationships with our clients. Now similarly, in our clicks business, while click traffic was down, both sequentially and year-over-year, click volume was up considerably as a result of our improved conversion. Again, the key theme here is that we are doing a better job of monetizing what we have, which is a result of the improvements we've made to our traffic acquisition, product quality, sales channel mix and delivery rate.

Gross margin for the quarter came in at 20.7%. And as Jared mentioned, this is our fourth consecutive quarter of gross margin expansion, which is a result of our consistent focus on higher-margin sales channels and revenue mix as well as the improved traffic acquisition and conversion we referenced earlier. Total operating expenses in third quarter were reduced to $7.8 million compared to $10.4 million in Q2 of 2019 and $14.4 million in the year ago quarter. As we noted in the third quarter of last year, we did incur onetime severance costs and a long-lived asset impairment charge totaling $3.1 million. As I have stated in prior quarters, we are keenly focused on running a lean and operationally efficient organization, and these OpEx improvements are a direct reflection of that. We'll continue to manage our fixed cost structure to ensure we have rightsized our personnel, technology cost and physical footprint to align with our overall directives and strategy, but we'll continue to seek additional operating efficiencies wherever feasible.

Adjusted EBITDA in the third quarter was $842,000 compared to a loss of $2.1 million in Q2 2019 and a loss of $1.9 million in Q3 of 2018. So although our margins and our expenses have improved and adjusted EBITDA is moving in the right direction, we are short of where we would like to be in terms of revenue growth. We believe improvements to the top line will ultimately accelerate profitability as we now have much better control of our fixed and variable expenses.

Net cash used in operations in the third quarter improved to $1.3 million compared to $3.5 million in Q2 2019 and cash generation of $2 million in Q3 2018. Cash burn was reduced in the third quarter as expected, and we are still on track for overall cash generation in Q4.

At September 30, 2019, cash, cash equivalents and restricted cash stood at $6.1 million compared to $6.4 million at June 30, 2019, and $13.6 million at December 31, 2018. This decrease in cash from the end of 2018 was driven by operating losses and the funding of capital expenditures in the first half of 2019. As of September 30, we also had an outstanding balance of $1 million on our $25 million secured revolving credit facility. So that was primarily due to the timing of collections as we try not to carry balances on that revolver from quarter-to-quarter.

Some of you may have noticed that we amended the terms of our credit facility with PNC Bank last week. Because AutoWeb was previously operating at an adjusted EBITDA loss when that credit agreement was structured, we have limited flexibility as to how to structure those initial maintenance covenants. We were also anticipating a stronger first half of 2019 than we actually experienced. However, given our improved financial performance over the past 6 months, we were able to amend the facility to provide for what we believe is a much more measured approach now. This amendment reduces the short-term EBITDA covenants and then ramps the requirements much more gradually over the next 2 years versus what we had previously. We've also added a fixed charge covenant to the requirements going forward as well as a benefit of a new equity cure provision into the agreement. We believe this more balanced covenant package will provide us with greater operating flexibility going forward.

As I mentioned earlier, you can find the details of all of our key operating metrics in the press release we issued this afternoon. Now I don't want to introduce new metrics because there are enough to track, but many of our metrics can be taken a layer deeper by looking at them together as opposed to individually, which can help everyone in assessing our performance and trends. For instance, lead volume relative to lead traffic, lead capacity relative to dealer count and revenue per click and click volume relative to click traffic.

Now one point on -- a quick point on clicks, it's worth noting that we also generate revenue from click activity derived from third-party publisher sites that we don't own. So while that revenue is included in the total click revenue presented in the 10-Q and as a component of the net revenue per click calculation we present in the press release highlights, that third-party activity is not reflected in the proprietary click traffic and click volume highlights we provide in the release. We provide those 2 additional metrics in the release for investors to monitor as they represent the long-term core of our click business. And given we control those sites end-to-end, we believe those numbers should be much more meaningful with less volatility. I want to take a moment to clarify that because we've had that question arise a few times from prospective investors.

So with that, that concludes my prepared remarks, and I'll turn the call back over to Jared. Jared?

─────────────────────────────────────────────────────────────────────────────────────

Jared R. Rowe AutoWeb, Inc. - CEO, President & Director

           Thanks, J.P. So as you can see, the operational improvements to our business are yielding positive results, and the investments we've made to improve our products that are beginning to bear fruit. We've invested in our products, established new processes, and most importantly, have implemented the changes necessary to create what we believe is a sustainable model that can grow without sacrificing margin. The fixed costs in our business are also in a good place. Now it's a matter of ramping up revenue without giving up margin.

We do expect the improvements that we've made to our variable expenses will help us accelerate the bottom line as revenue grows. For example, we took roughly $400,000 of cost out of our search spend last quarter and generated the same amount of leads but at a higher margin as we sold more through the proper channels. We believe that there's still more room to improve here. Overall, we've been more efficient with traffic acquisition, more efficient with conversion once a consumer gets to our lead page, and then we've done a better job of selling those leads and clicks to the right distribution channels. Those channels are retail dealers for lead and endemic advertisers for clicks.

As I mentioned earlier, the quality of our products have also improved. Higher-quality leads come with higher-quality clicks, which in turn leads to higher-quality relationships with our clients. This is further reflected in the increase in lead capacity this quarter, both on a gross and on a per-dealer basis. In the past, I've discussed importance of aligning our product attribution to what our dealers want, which we believe, is a 30-day close rate at their dealership. We are utilizing new data sets that can provide this level of detail, in addition to other key data points that will help us continue to refine our products at a faster rate and respond to consumer trends and purchasing behavior. Ultimately, our clients' success is our success, so we are keen to provide the data that they are looking for.

From a macro perspective, the auto industry continues to see challenges with profitability at the dealership level as margins on the new car sales are near decade lows. While this is by no means a positive trend, we believe that this will help to put further focus on media attribution, which is something that is embedded in our model. It is far easier for our clients to calculate the ROI that our leads, clicks and e-mails provide than other forms of digital and traditional media. So we like our position in the market as we are aligned with our clients and their outcomes.

Overall, our foundation is much stronger today than it was even 6 months ago as our various initiatives are bearing fruit, and we look forward to executing our turnaround as we return AutoWeb to consistent growth and profitability.

With that, we'll now open up the call for questions.

─────────────────────────────────────────────────────────────────────────────────────

Operator

(Operator Instructions) Our first question comes from Lee Krowl with B. Riley FBR.

─────────────────────────────────────────────────────────────────────────────────────

Lee T. Krowl B. Riley FBR, Inc., Research Division - Associate Analyst

A few, if I may. Just first, curious if you could provide a little bit more detail on the trials with some of the top 150 dealer groups. Maybe provide a little bit of detail around the time line and feedback from that channel?

─────────────────────────────────────────────────────────────────────────────────────

Jared R. Rowe AutoWeb, Inc. - CEO, President & Director

Yes. Hey, Lee. Thanks for the question. We continue to work on those. We've got a few in market. We're evolving and refining them. The good news in my mind is our partners are very engaged with us, and they continue to work with us on making certain that we evolve it into something that is mutually beneficial. So the time lines, when you talk about a product execution like this with the top 150 dealer group is a little bit longer than what you see with the retail sale because that's a bit more transactional and this is a bit more strategic. But we feel good about the progress that we're making, and we're excited about the potential.

─────────────────────────────────────────────────────────────────────────────────────

Lee T. Krowl B. Riley FBR, Inc., Research Division - Associate Analyst

Got it. And then on the gross margin progress, you guys kind of highlighted the fourth consecutive improvement. The horizon is kind of historical or prior peaks around 30%. What are kind of the key drivers that take you from where you sit today to kind of that prior peak gross margin levels?

─────────────────────────────────────────────────────────────────────────────────────

Joseph Patrick Hannan AutoWeb, Inc. - EVP & CFO

Well, as I said in my prepared remarks, I mean, I think we've got the cost structure where we need it to be sustainable, and we will drive more and more of the top line to the bottom line now as a result of the way we're operating and the way we are spending our SEM dollars. So that's going to be biggest drivers. Just holding -- maintaining the discipline and then increasing the volume.

─────────────────────────────────────────────────────────────────────────────────────

Jared R. Rowe AutoWeb, Inc. - CEO, President & Director

I guess one thing I would add, too, Lee, is we implemented a new sales motion -- new selling motion in, I guess, mid to late Q3 around retail click sales, and I think that's something I highlighted in the previous call last quarter. We talked about wanting to increase the number of dealers who purchase multiple products from us, in particular, who purchase clicks along with leads, and we made some good progress there. And the emerging characteristic of that click product is just far more attractive than the lead product. So getting more and more of that bundled is incredibly important as well and is helping to push the margin. Just to give you kind of an idea, I think what we talked about last time was we had about an 8% attach rate, which means that 8% of the dealers who are on our lead product also buy clicks. That number is north of 11% now. And like I said, we only got really 6 weeks of selling activity against that with the new sales motion, a new approach. So we had one of the biggest sales quarters from a retail click perspective that we've seen in our history, and we did it in about 1.5 months. So we're -- that's another way that you'll see us keep pushing margin. It's just product mix.

─────────────────────────────────────────────────────────────────────────────────────

Lee T. Krowl B. Riley FBR, Inc., Research Division - Associate Analyst

Got it. And then maybe just kind of -- you guys have a lot of wood to chop that is completely absent of industry trends. But maybe just talk about kind of your expectations for Q4 as it relates to seasonality and kind of the ongoing trends in new cars. I'm just trying to get a sense of where you guys can grow against kind of an industry backdrop that's flat to down.

─────────────────────────────────────────────────────────────────────────────────────

Joseph Patrick Hannan AutoWeb, Inc. - EVP & CFO

I mean -- I'll take that. I mean if you look at last year, I mean, we did about $32 million or so in the fourth quarter, and that was already after some of the declines we had seen in the year. And we're coming out of this quarter at $28 million. So I mean, we do think we will get some seasonality. We also think there'll just be some organic growth from all the efforts that we have internally right now on the sales side.

─────────────────────────────────────────────────────────────────────────────────────

Jared R. Rowe AutoWeb, Inc. - CEO, President & Director

Yes. And to your point, Lee, we got a lot of wood to chop execution wise. And that's where this mix stuff is so important to us. We've carried some of the momentum that we've built around the retail click sales in Q3 into Q4. And we've carried through some of the momentum that we've had around continuing to create more efficiency on the lead gen side, where we continue to be able to do more with less. And so we do hope to get some of the uptick with seasonality. We also hope to sell into that downcycle with high attribution, high ROI, relatively inexpensive products when you compare it to some of the competitors in the market. But to your point, we've got a lot of work to do.

─────────────────────────────────────────────────────────────────────────────────────

Operator

Our next question comes from Gary Prestopino with Barrington Research.

─────────────────────────────────────────────────────────────────────────────────────

Gary Frank Prestopino Barrington Research Associates, Inc., Research Division - MD

J.P., could you go through that -- I was trying to write this down as quickly as possible. You talked about the cash, and I think it was down, and I think you said that a lot of that had to do with just some timing on collections of receivables. So could you go through that again?

─────────────────────────────────────────────────────────────────────────────────────

Joseph Patrick Hannan AutoWeb, Inc. - EVP & CFO

Yes. I mean we finished the quarter with $1 million of draw still on our credit line. Now the way we manage that is we use it for working capital and just to smooth out -- when things are due versus when we collect throughout the month. So the collections were a little slower at the end of the quarter. And as a result, we didn't have that fully paid down as we normally would. So some of that carried over. But absent that, we would have had no balance on the line.

─────────────────────────────────────────────────────────────────────────────────────

Gary Frank Prestopino Barrington Research Associates, Inc., Research Division - MD

Okay. So you had no balance on. All right. And then, in terms of being behind on sales, is that mostly systemic to what you guys -- to AutoWeb, it's not really something dealing with the industry as much?

─────────────────────────────────────────────────────────────────────────────────────

Jared R. Rowe AutoWeb, Inc. - CEO, President & Director

Yes. Gary, we just haven't had the revenue come online as fast as we wanted. We didn't turn to really start transforming the sales team until about 1 quarter, 1.5 quarters ago was when we got there, and we focused on some of the other operational issues first. And when we started digging in there, we found some things that we didn't expect in terms of our go-to-market approach. We've got a good solid foundation, but there's an awful lot of work we need to do in the selling motion, and that's one of the things that I've highlighted a lot is we're fundamentally shifting our selling motion internally. For several years, we've been very transactional, and now we're trying to think about the right way to deliver messaging around our products and services. And in particular, how you think about actually positioning the products and when you position them, right? Do we always lead with leads because we've done that for the better portion of 20 years or do you enter the conversation with clicks and then work your way through the product line. And so we've had to revamp some of those efforts. We've also been building some capabilities and top-grading some talent there as well. So all that work is starting to bear some fruit, but it was a bit of a heavier lift than we initially anticipated.

─────────────────────────────────────────────────────────────────────────────────────

Gary Frank Prestopino Barrington Research Associates, Inc., Research Division - MD

Okay. So is it, again, the sales being behind where you think they're going to be? It deals with both leads and clicks, and it's just internally with what you guys are doing and a lack of -- or getting to the sales force late to transition them to better sales methods. Is that kind of the way we read it?

─────────────────────────────────────────────────────────────────────────────────────
Jared R. Rowe AutoWeb, Inc. - CEO, President & Director

It is. It is. It is. I'm not happy with where we're at on either of them. But when I look at the sales effort and I look at what we've got, we've got a good team. We've got a good set of products. When positioned correctly, we get the kind of results that I highlighted from a click perspective. So the -- I like this problem because this is an elbow grease problem. We just need to bear down and execute a little bit better, and that's within our grasp.

─────────────────────────────────────────────────────────────────────────────────────
Gary Frank Prestopino Barrington Research Associates, Inc., Research Division - MD

I know there's seasonality in Q4. But given where you ended Q3, are we looking at a sequential decline in revenues versus Q3 in Q4?

─────────────────────────────────────────────────────────────────────────────────────
Joseph Patrick Hannan AutoWeb, Inc. - EVP & CFO

No, I don't believe so. I mean we saw some lift in -- we're closing out October now, but preliminary numbers showed some lift, and we anticipate that, that should hold.

─────────────────────────────────────────────────────────────────────────────────────
Gary Frank Prestopino Barrington Research Associates, Inc., Research Division - MD

Okay. Thanks.

─────────────────────────────────────────────────────────────────────────────────────
Jared R. Rowe AutoWeb, Inc. - CEO, President & Director

Thanks, Gary.

─────────────────────────────────────────────────────────────────────────────────────
Operator

Our next question comes from Ed Woo with Ascendiant Capital.

─────────────────────────────────────────────────────────────────────────────────────

Edward Moon Woo Ascendiant Capital Markets LLC, Research Division - Director of Research and Senior Research Analyst of Internet & Digital Media

Yes, thanks for taking my question. My question is more on the industry, you mentioned that dealer profitability from new cars are low. Do you think that's sustainable? What are you hearing from your dealer customers? What are they mostly worried about heading into 2020?

─────────────────────────────────────────────────────────────────────────────────────

Jared R. Rowe AutoWeb, Inc. - CEO, President & Director

Yes. The -- Hey, Ed. Thanks for the question. Yes. No, the kind of margins that you're seeing on the new car side, it's not sustainable without increased support from the OEMs, and you're starting to see some of that. Also, we've talked about digital retailing for years in this industry, but realigning those workflows in the front end of these dealerships so that they can generate better operational efficiency and retain more of the margin that's available to them on the front end is incredibly important. And when you look at the overall profitability of the new car side, it's starting to look an awful lot like '08, '09, maybe '10. So we've got a lot of work to do as an industry there. But there is a general concern with the clients that I talked to about making certain that they're getting the most out of every opportunity they have. And you and I have talked about this in the past, I think that's one of the areas of responsibility that digital marketers like us have is making certain that we're helping our clients be as profitable as humanly possible. Listen, we can't create margin, but we certainly can help them retain as much as they can, and that's a responsibility we take seriously.

─────────────────────────────────────────────────────────────────────────────────────

Edward Moon Woo Ascendiant Capital Markets LLC, Research Division - Director of Research and Senior Research Analyst of Internet & Digital Media

That sounds good. Well, that’s all the questions I have. I wish you guys good luck. Thank you.

─────────────────────────────────────────────────────────────────────────────────────
Jared R. Rowe AutoWeb, Inc. - CEO, President & Director

Thanks, Ed.

─────────────────────────────────────────────────────────────────────────────────────
Operator

Our next question comes from Bruce Goldfarb with Lake Street Capital.

─────────────────────────────────────────────────────────────────────────────────────

Bruce Goldfarb -

Jared, J.P., thanks for taking my call and congratulations on all your progress and success.

─────────────────────────────────────────────────────────────────────────────────────

Jared R. Rowe AutoWeb, Inc. - CEO, President & Director

Thanks, Bruce.

─────────────────────────────────────────────────────────────────────────────────────

Bruce Goldfarb -

Can you talk about -- I know you guys have been talking about expanding within the top 150 auto dealer groups. Can you talk about your progress there?

─────────────────────────────────────────────────────────────────────────────────────

Jared R. Rowe AutoWeb, Inc. - CEO, President & Director

Yes. Yes. No, we continue to make some progress there. It's mainly in the areas of rolling out the pilots that we've talked about. And we've added to that since we've last talked. So we continue to expand, but it really is focused on the product bundle. And I think that's something we've talked about in the past as well is, when we talk to top 150 dealer groups, we talk to them, we try and talk with them -- talk to them as more of a strategic partner, and we try to bring our capabilities to bear in a slightly different way. That's one of the reasons why the sales cycle is a bit longer because this isn't just kind of cookie-cutter product that we deliver. We've got a blended solution that leverages all of our capabilities, and that requires some testing, that requires some refinement, that requires some message management. And so that's where we're at with that is we're engaged. We feel good about it. The last thing I want to do is push too quickly on that. We want to make certain that we get it right, and our clients see value in it. Because the top 150 dealer groups, they've got a lot of options as do all dealers, and we want to make certain that if they're going to give us a commitment on their side that we give them our best effort on the other side. So making good progress there, we really are. The sales cycles are slower, but we're still engaged, and we're evolving to a point where I think we're going to see some results here in the next couple of quarters.

─────────────────────────────────────────────────────────────────────────────────────

Bruce Goldfarb -

Great. Thank you. And then, has -- have you been able to attract talent? And -- because I know you guys have been trying to hire. And what areas are you focusing on?

─────────────────────────────────────────────────────────────────────────────────────

Jared R. Rowe AutoWeb, Inc. - CEO, President & Director

Yes. No, absolutely. We have, we have. We've got 3 general geographic locations that make up the bulk of our employee base in Southern California, Florida and then Guatemala. And quite frankly, we haven't had an issue attracting the kind of talent that we want. This is a really interesting opportunity for a lot of folks. It's not often you get a chance to really have an impact and really help build something, and I think that's helped us attract the kind of people that we're looking for. And also, when I got here, we had a talent base, and we've build on a lot of the folks that are here as well who are dedicated long-term team members. So yes, we like where we stand from a talent perspective. We're always looking to kind of upgrade the folks we have by investing in them and giving them new opportunities, but we haven't had an issue attracting talent.

─────────────────────────────────────────────────────────────────────────────────────

Operator

Our next question comes from JP Geygan with Global Value Investment Corp.

─────────────────────────────────────────────────────────────────────────────────────

James Philip Geygan Global Value Investment Corp - VP Advisory

Good afternoon. I have 3 questions, if I may. First, you've done a really nice job controlling costs, specifically SG&A. (technical difficulty) if there's any additional opportunity to take fixed cost for additional savings in either cost of revenue or SG&A?

─────────────────────────────────────────────────────────────────────────────────────

Joseph Patrick Hannan AutoWeb, Inc. - EVP & CFO

Hey, JP. As I said in my remarks, I mean, we -- of course, we're going to continue to look for efficiencies anywhere we can. We want to make sure we have the resources necessary to do and follow through on our strategy here, but we're going to continue to look for any opportunity. And there are certain things that will just fall out from the new things that we've put in place, new technology and then we'll just become more efficient, and that'll be the byproduct of its cost savings.

─────────────────────────────────────────────────────────────────────────────────────

James Philip Geygan Global Value Investment Corp - VP Advisory

Okay. You spoke a lot about your customer base and how your relationships are developing. But I'm curious if you might talk about the competitive landscape from your perspective, specifically, how those might be reacting to, for the lack of a better term, you redesigned the product lineup?

─────────────────────────────────────────────────────────────────────────────────────

Jared R. Rowe AutoWeb, Inc. - CEO, President & Director

Yes. Hey, JP. It's Jared. We haven't had much reaction from our competitors, quite frankly, and they're focused on what they do, which is a little bit different than what we do. As you know, we deliver value in a way that's only similar to one other company in the industry, but there is a lot of substitution that goes on across it. So no reaction in terms of what we're doing. It's a good thing, not a bad thing. It gives us the opportunity to really focus on what makes us unique and where we have a right to win in the market. And where we have a right to win in the market, it's in lead gen, it's in that click area that are basically our vertical search engine. As you and I have talked about, it has a lot to do with our e-mail capabilities there in an integrated fashion and then our data. So not much reaction on that point, but we continue to make good progress, but we've got some work ahead of us, but we like where we're positioned and how we're positioned.

─────────────────────────────────────────────────────────────────────────────────────

James Philip Geygan Global Value Investment Corp - VP Advisory

Okay. And finally, I'm hoping for a little bit more color on the progress you're making in your strategic plan. And particularly, you make the statement in your 10-Q that the objective is to generate substantial profitability throughout 2020. I don't think I'm going to be lucky enough to have you tell me what that means, but it seems like the EBITDA levels in your refined loan covenants provide some sort of a guide. And then, Jared, you've historically said you want to -- I think you used the term nail it and scale it. Where are you in terms of the development of the strategic plan through that lens?

─────────────────────────────────────────────────────────────────────────────────────

Jared R. Rowe AutoWeb, Inc. - CEO, President & Director

Perfect. We'll let J.P. start with the numbers.

─────────────────────────────────────────────────────────────────────────────────────

Joseph Patrick Hannan AutoWeb, Inc. - EVP & CFO

Sure. I mean we've not released any guidance as to what we're -- what we think for next year, just trying to finish out this year at this point. But it is our objective, trying to build this and make this a sustainable turnaround and build sustainable profitability throughout all of next year. And as you mentioned, if you look at our bank covenants, I mean, that's what's necessary, and we feel we have a plan for that, and we're on a path for that.

─────────────────────────────────────────────────────────────────────────────────────

Jared R. Rowe AutoWeb, Inc. - CEO, President & Director
And JP, in terms of just the execution here. We feel good about -- we've got control of the cost on the fixed side. We think we've taken that down to a good level. To J.P.'s earlier comment, though, there's always room for improvement there, and we're going to continue to be opportunistic. On the variable cost side, in particular, on the cost of revenue side, we've made some good improvements here over the last quarter. We really have on becoming more efficient. We think there's more opportunity there as well, and we're going to continue to execute on that, but we feel pretty good about how we're controlling the inputs to the business. As I mentioned earlier on the sales side, we've got some work to do. We're getting there, but we've got some work to do still. And then on the product evolution side, we've got some work to do there as well. We've got the new bundled solution, but we're going to need to continue to evolve it. So in terms of where we're at, I think we've got a good solid foundation. We still have work to do in terms of really promoting and pushing our product more effectively than we do today, and I think you'll see that improve over the next couple of quarters. And that will really, I think, drive some of the growth that we're talking about. On top of that, then we do, like I mentioned, have to evolve our product set. That's kind of going to probably trail a little bit other than -- trail a little bit on the -- it'll trail the distribution improvements. But we like what we have right now, and we think what we have is really capable and really valuable. So I don't think we're going to be really hitting on all cylinders for a while yet, but I feel really good about where we're at. I feel really good about the work that the team has done, and I feel really good about the fact that we're in control of this in a way that maybe we weren't a year ago. That's going to allow us to thoughtfully manage it and thoughtfully grow it. The last thing we want to do is give away all the hard work that we've done on the margin side for the sake of revenue. That's not what we're here to do. So we're going to be a bit deliberate, but we think we're pretty close to really starting to push a little bit harder on that side.
─────────────────────────────────────────────────────────────────────────────────────
 James Philip Geygan Global Value Investment Corp - VP Advisory

Great. Well, you guys have made a lot of progress so far. I look forward to watching the next development.

─────────────────────────────────────────────────────────────────────────────────────
Operator

Ladies and gentlemen, thank you for participating in today's question-and-answer session. I would now like to turn the call back over to Mr. Jared Rowe for any closing remarks.

─────────────────────────────────────────────────────────────────────────────────────
Jared R. Rowe AutoWeb, Inc. - CEO, President & Director

Well, I just want to say thank you. I want to say thank you to everybody who's -- who joined the call today. I want to say thank you to all of our stakeholders, the team members here at AutoWeb, our clients and also our investors and shareholders. We appreciate all that you folks do, and we will be talking again soon. We look forward to chatting about the Q4 results early next year. So thanks, everybody, and we'll talk soon.

─────────────────────────────────────────────────────────────────────────────────────
Operator

Ladies and gentlemen, this concludes today's conference call. Thank you for your participation. You may now disconnect.

─────────────────────────────────────────────────────────────────────────────────────